Exhibit B
ORDR
Shawn Christopher, Esq.
Nevada Bar Number 6252
ROSENFELD & MONEY LLP
3800 Howard Hughes Parkway,
  Suite 650
Las Vegas, Nevada 89109
(702) 386-8637
Attorneys for Plaintiff





                                 DISTRICT COURT
                              CLARK COUNTY, NEVADA

NEOTERIC GROUP, INC., a Nevada             Case No.: A455426
corporation; and OLYMPIC
ENVIRONMENTAL  LTD., a Nevada              Dept. No.: XIII
corporation,
                                           ORDER FOR PRELIMINARY
                  Plaintiffs,              INJUNCTION

         vs.

MARLEN JOHNSON, an individual;
MICHAEL JOHNSON, an individual; RAY
ROTHSCHILD, and DOES 1 through 1000,
inclusive,

                  Defendants.
-----------------------------------------------------------

         This matter came before the Court on September 9, 2002, upon the Motion for Preliminary Injunction filed by Plaintiff NEOTERIC GROUP, INC. on August 23, 2002. Said motion and related items were served on each of Defendants MARLEN JOHNSON, MICHAEL JOHNSON, and RAY ROTHSCHILD as follows: personally served on August 29, 2002; sent by Federal Express on August 28, 2002; and mailed on August 28, 2002. Personal appearance was made by Shawn Christopher, Esq. on behalf of Plaintiff, and no appearance made or written opposition filed on behalf of any of the Defendants. The Court, after holding a hearing and reviewing all pleadings, motion, and other matters on file herein, and for good cause appearing, concludes that:



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

         The issuance of the preliminary injunction sought by Plaintiff is warranted to ensure that Plaintiff will suffer not irreparable harm and that Plaintiff has a reasonable probability of success on the merits of the claims that it raises in its Complaint. Further, no Defendant filed a written opposition to Plaintiff's Motion for Preliminary Injunction, nor did any Defendant appear at the hearing to contest the issuance of said injunction even though the Defendants received service of Plaintiff's Motion for Preliminary Injunction.

         NOW, THEREFORE, for good cause appearing:

         IT IS HEREBY ORDERED that Defendants MARLEN JOHNSON, MICHAEL JOHNSON and RAY ROTHSCHILD are to restrain from: exerting dominion and control over Neoteric Group, Inc.; acting on behalf of Neoteric Group, Inc.; transferring or issuing shares of stock of Neoteric Group, Inc. or R & RX Group, Inc.; changing the name or list of officers and directors of Neoteric Group, Inc.; amending the Articles of Incorporation, Bylaws of other documents that pertain to Neoteric Group, Inc.; and requiring Defendants MARLEN JOHNSON, MICHAEL JOHNSON and RAY ROTHSCHILD to provide Neoteric Group, Inc.'s records, books, and other documents to Plaintiff Neoteric Group, Inc.

         IT IS FURTHER ORDERED that the Nevada Secretary of State shall not accept any filings regarding Neoteric Group Inc. from Defendant MARLEN JOHNSON, MICHAEL JOHNSON and/or RAY ROTHSCHILD.

         IT IS FURTHER ORDERED that Plaintiff Neoteric Group, Inc. shall post a bond in the amount of $10,000.00 (ten thousand dollars) before this Preliminary Injunction shall be issued.

         Dated this 11th day of September, 2002.

                                            /s/
                                           ---------------------------------
                                           District Court Judge
Submitted by:

----------------------------
Shawn Christopher, Esq.
Rosenfeld & Money, LLP
3800 Howard Hughes Parkway, Suite 650
Las Vegas, Nevada 89109
Attorneys for Plaintiff

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